                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 9, 1999
                       (Date of Earliest Event Reported)

                       MACE SECURITY INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                    0-22810
                           (Commission File Number)

                                  03-0311630
                       (IRS Employer Identification No.)

        1000 Crawford Place, Suite 400, Mount Laurel, New Jersey 08054
                   (Address of Principal Executive Offices)

                                (856) 778-2300
                        (Registrant's Telephone Number)

Item 2.  Acquisition of Quaker Car Wash, Inc.

       On September 9, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), acquired all of the car wash related assets of Quaker Car Wash, Inc. ("Hanna Car Wash" or "Quaker") pursuant to the terms of a Car Wash Asset Purchase/Sale Agreement dated August 26, 1998 (collectively the "Agreement"). Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating one full service car wash in Texas. Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement and related amendments which are incorporated as Exhibits 2.1 through 2.9.

       Pursuant to the Asset Purchase/Sale Agreement, Registrant purchased the assets for a total consideration of $2,895,000 consisting of $1,850,000 worth of unregistered shares of the Company's common stock, valued at a strike price of $7.81 per share, and cash of $1,045,000 paid from working capital. The Registrant intends to continue to use the acquired assets in the business of operating a full service car wash in Lubbock, Texas. The acquisition is to be accounted for using the "purchase" method of accounting.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.

     Independent Auditor's Report
     Balance Sheets as of December 31, 1998 and 1997
     Statements of Income for the Two Years Ended December 31, 1998 and 1997 Statements of Changes in Stockholders' Equity for the Two Years Ended
          December 31, 1998 and 1997
     Statements of Cash Flows for the Two Years Ended December 31, 1998 and 1997 Notes to Financial Statements

     Balance Sheets as of June 30, 1999 and June 30, 1998 (Unaudited) Statements of Income for the Six Months Ended June 30, 1999
          and 1998 (Unaudited)
     Statements of  Changes in Stockholders' Equity for the Six Months
          Ended June 30, 1999 and 1998 (Unaudited)
     Statements of Cash Flows for the Six Months
          Ended June 30, 1999 and 1998 (Unaudited)
     Selected Notes to Financial Statements (Unaudited)

(b)  Pro Forma Financial information

     Pro forma Consolidated Statement of Operations for the Year Ended
          December 31, 1998 (Unaudited)
     Pro forma Consolidated Statement of Operations for the Six Months Ended
          June 30, 1999 (Unaudited)
     Pro forma Consolidated Balance Sheet as of June 30, 1999 (Unaudited)

(c)  Exhibits

*2.1 Car Wash Asset Purchase/Sale Agreement dated as of August 26, 1998, between
     Quaker Car Wash, Inc. and Millennia Car Wash, LLC.

*2.2 Amendment one of the Car Wash Asset Purchase/Sale Agreement dated as of
     November 23, 1998.

*2.3 Amendment two of the Car Wash Asset Purchase/Sale Agreement dated as of
     January 6, 1999.

*2.4 Amendment three of the Car Wash Asset Purchase/Sale Agreement dated as of
     February 26, 1999.

*2.5 Amendment four of the Car Wash Asset Purchase/Sale Agreement dated as of
     April 7, 1999.

*2.6 Amendment five of the Car Wash Asset Purchase/Sale Agreement dated as of
     May 10, 1999.

*2.7 Amendment six of the Car Wash Asset Purchase/Sale Agreement dated as of
     June 25, 1999.

*2.8 Amendment seven of the Car Wash Asset Purchase/Sale Agreement dated as of
     August 13, 1999.

*2.9 Amendment eight of the Car Wash Asset Purchase/Sale Agreement dated as of
     August 27, 1999.

*99  Press Release dated September 9, 1999.

23.1 Consent of D. Williams & Co., P.C.

    ____________________________________________________________________________
* Incorporated by reference

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 1999            MACE SECURITY INTERNATIONAL, INC.


                                        By: /s/ Gregory M. Krzemien
                                            -----------------------
                                        Gregory M. Krzemien
                                        Chief Financial Officer and Treasurer

                             QUAKER CAR WASH, INC.

                               Table of Contents

                                                                           Page
                                                                          number
                                                                          ------
Independent Auditors' Report                                                1

Balance Sheets                                                              2

Statements of Income                                                        4

Statements of Changes in Stockholders' Equity                               5

Statements of Cash Flows                                                    6

Notes to Financial Statements                                               8


                         * * * * * * * * * * * * * * *

The Board of Directors
Quaker Car Wash, Inc.


                         Independent Auditors' Report


We have audited the accompanying balance sheets of Quaker Car Wash, Inc. (the "Company") as of December 31, 1998 and 1997 and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                     /s/ D. Williams & Co., P.C.

September 17, 1999

                             QUAKER CAR WASH, INC.

                                Balance Sheets

                          December 31, 1998 and 1997


                                    Assets
                                    ------

                                        1998        1997
                                     -----------  ---------
Current assets:
  Cash and cash equivalents           $  105,304     69,505
  Accounts receivable                      6,833      8,083
  Prepaid expenses                         3,674      5,830
  Inventories                              7,855      7,589
  Trading securities                      89,839          -
                                      ----------  ---------

                                         213,505     91,007
                                      ----------  ---------

Property, plant and equipment:
  Plant and equipment                  1,037,036  1,024,973
  Less: accumulated depreciation         392,364    340,284
                                      ----------  ---------

                                         644,672    684,689

  Land                                   113,025    113,025
                                      ----------  ---------

                                         757,697    797,714
                                      ----------  ---------

Other assets:
  Noncurrent notes receivable          1,088,367    809,316
  Held to maturity securities             62,000     62,000
  Available for sale securities          290,000    290,000
                                      ----------  ---------

                                       1,440,367  1,161,316
                                      ----------  ---------

                                      $2,411,569  2,050,037
                                      ==========  =========

The accompanying notes are an integral part of these financial statements.

                     Liabilities, Common Stock and Equity
                     ------------------------------------

                                            1998        1997
                                         -----------  ---------
Current liabilities:
  Accounts payable                        $   12,791     14,179
  Current maturities of notes payable        241,851    130,255
  Accrued expenses                            13,199     31,743
                                          ----------  ---------

                                             267,841    176,177
                                          ----------  ---------

Long-term liabilities:
  Notes payable                            1,288,125  1,336,793
                                          ----------  ---------

                                           1,555,966  1,512,970
                                          ----------  ---------

Stockholders' Equity:
  Common stock - Paid in capital               1,000      1,000
  Retained earnings (deficit)                854,603    536,067
                                          ----------  ---------

                                             855,603    537,067
                                          ----------  ---------



                                          $2,411,569  2,050,037
                                          ==========  =========

                             QUAKER CAR WASH, INC.

                             Statements of Income

                    Years ended December 31, 1998 and 1997

                                           1998         1997
                                       ------------  ----------
Operating revenues:
  Car wash and detail                   $1,073,308   1,019,642
  Other services
    Fuel                                    23,202      33,540
    Merchandise                             53,714      47,972
                                        ----------   ---------

                                         1,150,224   1,101,154
                                        ----------   ---------

Cost of sales:
  Car wash and detail                      481,710     507,720
  Other services
    Fuel                                    15,292      23,763
    Merchandise                             26,356      23,839
                                        ----------   ---------

                                           523,358     555,322
                                        ----------   ---------

                                           626,866     545,832
                                        ----------   ---------

Operating expense:
  Depreciation                              50,598      52,058
  Sales, general and administrative        227,413     222,993
                                        ----------   ---------

                                           278,011     275,051
                                        ----------   ---------

          Operating income                 348,855     270,781
                                        ----------   ---------

Other revenue and (expense):
  Interest income                           61,077      28,106
  Interest expense                        (141,343)    (99,966)
  Other income                                 463       2,316
  Rent income (net of expenses)                838      (1,824)
  Realized gain on investments              32,985           -
  Unrealized gain on investments            15,661           -
                                        ----------   ---------

                                           (30,319)    (71,368)
                                        ----------   ---------

          Net income                    $  318,536     199,413
                                        ==========   =========

The accompanying notes are an integral part of these financial statements.

                             QUAKER CAR WASH, INC.

                 Statements of Changes in Stockholders' Equity

                    Years ended December 31, 1998 and 1997

                                Common Stock  Retained
                                  Paid-in     Earnings
                                  Capital     (Deficit)   Total
                                ------------  ---------  -------
Balance at January 1, 1997         $1,000      336,654   337,654

  Net income                            -      199,413   199,413
                                   ------      -------   -------

Balance at December 31, 1997        1,000      536,067   537,067

  Net income                            -      318,536   318,536
                                   ------      -------   -------

Balance at December 31, 1998       $1,000      854,603   855,603
                                   ======      =======   =======

The accompanying notes are an integral part of these financial statements.

                             QUAKER CAR WASH, INC.

                           Statements of Cash Flows

                    Years ended December 31, 1998 and 1997

                                                       1998         1997
                                                    -----------  -----------
Cash Flows from Operating Activities:
  Net income                                         $ 318,536      199,413
                                                     ---------   ----------
  Adjustments to reconcile net income to cash
    provided by operating activities:
      Depreciation                                      52,081       53,541
      Unrealized gain on investments                   (15,661)           -
      Interest accrued on note receivable              (54,050)     (26,006)
  Changes in assets and liabilities:
    (Increase) decrease in accounts receivable           1,249       (1,468)
    (Increase) in inventory                               (266)      (1,440)
    Decrease in prepaid expenses                         2,157        3,214
    Purchase of investments                           (138,112)           -
    Sale of investments                                 63,934            -
    (Decrease) in accounts payable                      (1,388)      (9,597)
    Increase (decrease) in accrued expenses            (18,544)      29,709
                                                     ---------   ----------

          Total adjustments                           (108,600)      47,953
                                                     ---------   ----------

          Net cash provided by operating
            activities                                 209,936      247,366
                                                     ---------   ----------


Cash Flows from Investing Activities:
    Additions to notes receivable                     (225,000)    (775,443)
    Purchase of property, plant and equipment          (12,064)      (9,591)
    Purchase of held to maturity securities                  -      (62,000)
    Purchase of available for sale securities                -     (290,000)
                                                     ---------   ----------

          Net cash (used) by investing activties      (237,064)  (1,137,034)
                                                     ---------   ----------

The accompanying notes are an integral part of these financial statements.

                                                         1998         1997
                                                      -----------  ----------
Cash Flows from Financing Activities:
  Proceeds from short-term debt                          114,000           -
  Repayments of short-term debt                          (51,073)    (29,195)
  Proceeds from long-term debt                                 -   1,468,278
  Repayment of long-term debt                                  -    (514,340)
                                                        --------   ---------

          Net cash provied (used) by financing
            activities                                    62,927     924,743
                                                        --------   ---------


Net increase in cash and cash equivalents                 35,799      35,075

Cash and cash equivalents at beginning of year            69,505      34,430
                                                        --------   ---------

Cash and cash equivalents at end of year                $105,304      69,505
                                                        ========   =========


Supplemental Disclosures of Cash Flow Information:

  Cash paid during the year for:
    Interest                                            $133,943      89,341
                                                        ========   =========

                             QUAKER CAR WASH, INC.

                         Notes to Financial Statements

                          December 31, 1998 and 1997

(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     Nature of Operations
     --------------------

     The accompanying financial statements include the accounts of Quaker Car Wash, Inc. Management believes that the presentation of financial statements for the Company is appropriate based upon the agreement to sell substantially all of the Company's operating assets as discussed in Note 7.

     Quaker Car Wash, Inc. owns and operates a car wash in Lubbock, Texas. The car wash provides a range of services which include full service car wash, gasoline sales and a custom detail shop.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------

     For the purposes of the statement of cash flows, the corporation considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Inventories
     -----------

     Inventories consist of soap, car wash chemicals and merchandise. Inventory is stated at lower cost (first in - first out) or market. Inventories by major categories are as follows:

                                       1998    1997
                                      -------  -----
       Merchandise                     $3,749  4,179
       Soap and car wash chemicals      4,106  3,410
                                       ------  -----
                                       $7,855  7,589
                                       ======  =====

                                                                       continued

                             QUAKER CAR WASH, INC.

                         Notes to Financial Statements


     Property, Plant and Equipment and Related Depreciation
     ------------------------------------------------------

     Plant and equipment are stated at cost less accumulated depreciation. The straight-line method is used to calculate depreciation with the estimated useful lives as follows:

          Buildings                                           40 years
          Furniture, fixtures and equipment              10 - 15 years
          Automobile                                           5 years
          Rent house                                          40 years

     A summary of property, plant and equipment follows:

                                               1998        1997
                                            -----------  ---------
       Buildings                             $  642,861    642,861
       Furniture, fixtures and equipment        300,179    288,116
       Automobile                                34,686     34,686
       Rent house                                59,310     59,310
                                             ----------  ---------
                                             $1,037,036  1,024,973
                                             ==========  =========

     Maintenance, repairs and minor renewals are charged to operations during the year incurred. Major renewals and betterments are charged to the property accounts. Upon the sale or retirement of property, plant and equipment, the cost thereof and the accumulated depreciation are removed from the accounts. Gains or losses on the sale or retirement of property, plant and equipment are credited or charged to operations.

     Depreciation expense for the purpose of the statements of income includes amounts for the car wash and operating equipment. Depreciation expense on the rent house is netted against rent income. A summary of depreciation expense follows:

                                         1998     1997
                                       --------  ------
       Car Wash                         $16,206  16,116
       Operating equipment               34,392  35,942
       Rent house                         1,483   1,483
                                        -------  ------
         Total depreciation expense     $52,081  53,541
                                        =======  ======

     Common Stock and Equity
     -----------------------

     The Company has 5,000,000 shares of no par common stock authorized which carries voting rights of one vote per share. At December 31, 1998 and 1997, 1,000 shares were issued and outstanding.

     Retained earnings (deficit) represents the undistributed portion of stockholders' capital contributions and net income allocations.

                                                                       continued

                             QUAKER CAR WASH, INC.

                         Notes to Financial Statements

(2)  Accounts Receivable
     -------------------

     Accounts receivable are stated at estimated net realized value. Amount represents credit extended to various business in the Lubbock area and balance due from Texaco for services charged on Texaco credit card. Accounts receivable related to these activities were $6,833 and $8,083 at December 31, 1998 and 1997, respectively.

     The Company sells fuel to customers utilizing cash and credit card transactions. The Company purchases substantially all of its fuel on consignment from Rip Griffin Oil Company, a petroleum marketer. The Company also processes all credit card transactions through Rip Griffin Oil Company.

(3)  Notes Receivable
     ----------------

     Summary of long-term notes receivable is as follows:

                                                      1998       1997
                                                   -----------  -------
     Unsecured note from Patrick Simek,
     shareholder.  Original amount of $636,909,
     plus additional amounts advanced.  Payment
     due in full December 31, 2001 unless
     extended.  Interest rate is 6% at December
     31, 1998.                                      $1,008,310  783,310

     Interest due on note                               80,057   26,006
                                                    ----------  -------

                                                     1,088,367  809,316

       Less current portion                                  -        -
                                                    ----------  -------

                                                    $1,088,367  809,316
                                                    ==========  =======

(4)  Investments
     -----------

     Held to maturity
     ----------------

     Quaker Car Wash, Inc. holds 62 debentures in Planet Enterprises, Inc. These bonds are valued at $1,000 each with a 5 year term and interest at 12%. The bonds are convertible to stock at any time at the option of the holder at 13 1/3 shares per bond. They are callable after December 15, 1999. Market value is not readily determinable at December 31, 1998 and 1997.

                                                                       continued

                             QUAKER CAR WASH, INC.

                         Notes to Financial Statements

                                               Unrealized   Aggregate
                                      Cost    Holding gain  fair value
                                    --------  ------------  ----------
      December 31, 1998
      -----------------
        Planet Enterprises, Inc.     $62,000         -        62,000
                                     =======       ===        ======

      December 31, 1997
      -----------------
        Planet Enterprises, Inc.     $62,000         -        62,000
                                     =======       ===        ======

     Available for sale
     ------------------

     The company owns 4,000 shares of common stock in Planet Enterprises, Inc. Market value is not readily determinable at December 31, 1998 and 1997.

                                                Unrealized   Aggregate
                                      Cost     Holding gain  fair value
                                    ---------  ------------  ----------
      December 31, 1998
      -----------------
        Planet Enterprises, Inc.     $290,000        -         290,000
                                     ========      ===         =======

      December 31, 1997
      -----------------
        Planet Enterprises, Inc.     $290,000        -         290,000
                                     ========      ===         =======

(5)  Notes Payable
     -------------

     Notes payable to Plains National Bank of West Texas bear interest at variable rates. Substantially all of the company's assets are pledged as security on these notes.

     A summary of the balances and maturities of notes payable as of December 31, 1998 and 1997 is as follows:

     Plains National Bank of West Texas                     1998     1997
     ----------------------------------                   --------  ------
     861906
     ------
     Term note dated October 23, 1995 in the
     original amount of $34,686 for the purchase
     of an automobile.  Due on demand, or if not
     demanded, in monthly installments including
     interest and principal of $733, final payment
     due October 26, 2000.  Variable interest rate
     of 8.75% on December 31, 1998.                        $14,531  21,568

                                                                       continued

                             QUAKER CAR WASH, INC.

                         Notes to Financial Statements

                                                         1998        1997
                                                      -----------  ---------
     1063494
     -------
     Term note dated June 18, 1997 in the original
     amount of $1,406,279 for the purpose of
     combining outstanding notes.  Note is secured
     by car wash.  Due in monthly installments
     including interest and principal, of $14,685,
     final payment due June 18, 2012.  Variable
     interest rate of 8.75% at December 31, 1998.        1,339,445  1,383,480

     1086032
     -------
     Unsecured term note due on demand, or if not
     demanded, in a single payment of $62,000 with
     a variable rate of 8.75% at December 31, 1998.
     Payment due February 17, 1999.                         62,000     62,000

     1235944
     -------
     Revolving line of credit collateralized by
     equipment dated December 2, 1998 with variable
     interest rate of 9.75% at December 31, 1998.
     Payment due March 30, 1999.                           114,000          -
                                                        ----------  ---------

                                                         1,529,976  1,467,048

           Less current maturities of principal            241,851    130,255
                                                        ----------  ---------

           Total long-term debt                         $1,288,125  1,336,793
                                                        ==========  =========

     The aggregate contractual maturities of long-term debt for each of the next five years ending December 31, are as follows:

                       2000            $   56,414
                       2001                62,013
                       2002                68,167
                       2003                74,933
               2004 and thereafter      1,026,598
                                       ----------

                                       $1,288,125
                                       ==========

                                                                       continued

                             QUAKER CAR WASH, INC.

                         Notes to Financial Statements

(6)  Federal income taxes
     --------------------

     The Company is taxed as an S Corporation under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the income of the corporation flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, the Company will have no tax liability (with limited exceptions) as long as the S Corporation election is in effect.

(7)  Commitments
     -----------

     On September 13, 1999, Quaker Car Wash, Inc. sold substantially all of the Company's operating assets to Mace Securities International, Inc. for $2,905,000 as follows:

       Mace Securities International stock     $1,850,000
       Assumption of debt                       1,000,000
       Cash                                        55,000
                                               ----------

                                               $2,905,000
                                               ==========

                             QUAKER CAR WASH, INC.

                                Balance Sheets

                            June 30, 1999 and 1998
                                  (Unaudited)



                                    Assets
                                    ------

                                                        1999           1998
                                                     ----------      ---------
Current assets:
  Cash and cash equivalents                          $   70,702         82,462
  Accounts receivable                                    12,954         14,319
  Prepaid expenses                                        3,674          3,660
  Inventories                                             7,855          7,589
                                                     ----------      ---------

                                                         95,185        108,030
                                                     ----------      ---------

Property, plant and equipment:
  Plant and equipment                                 1,037,036      1,037,036
  Less: accumulated depreciation                        418,599        366,324
                                                     ----------      ---------

                                                        618,437        670,712

  Land                                                  113,025        113,025
                                                     ----------      ---------

                                                        731,462        783,737
                                                     ----------      ---------

Other assets:
  Noncurrent notes receivable                         1,154,052        944,279
  Held to maturity securities                            62,000         62,000
  Available for sale securities                         290,000        290,000
                                                     ----------      ---------

                                                      1,506,052      1,296,279
                                                     ----------      ---------

                                                     $2,332,699      2,188,046
                                                     ==========      =========

                      Liabilities, Common Stock and Equity
                      ------------------------------------


                                                        1999           1998
                                                     ----------      ---------
Current liabilities:
  Accounts payable                                   $   15,318         16,336
  Current maturities of notes payable                    53,807        119,033
  Accrued expenses                                       14,143         22,808
                                                     ----------      ---------

                                                         83,268        158,177
                                                     ----------      ---------

Long-term liabilities:
  Notes payable                                       1,260,060      1,320,774
                                                     ----------      ---------

                                                      1,343,328      1,478,951
                                                     ----------      ---------

Stockholders' Equity:
  Common stock - Paid in capital                          1,000          1,000
  Retained earnings                                     988,371        708,095
                                                     ----------      ---------

                                                        989,371        709,095
                                                     ----------      ---------





                                                     $2,332,699      2,188,046
                                                     ==========      =========

                             QUAKER CAR WASH, INC.

                             Statements of Income

                    Six months ended June 30, 1999 and 1998
                                  (Unaudited)



                                                      1999             1998
                                                    --------          -------
Operating revenues:
  Car wash and detail                               $478,024          592,389
  Other services
    Fuel                                               6,717           12,348
    Merchandise                                       22,677           29,208
                                                    --------          -------

                                                     507,418          633,945
                                                    --------          -------

Cost of sales:
  Car wash and detail                                244,421          249,866
  Other services
    Fuel                                               4,404            8,055
    Merchandise                                       12,794           15,449
                                                    --------          -------

                                                     261,619          273,370
                                                    --------          -------

                                                     245,799          360,575
                                                    --------          -------

Operating expense:
  Depreciation                                        25,493           25,299
  Sales, general and administrative                  111,846          123,947
                                                    --------          -------

                                                     137,339          149,246
                                                    --------          -------

          Operating income                           108,460          211,329
                                                    --------          -------

Other revenue and (expense):
  Interest income                                     34,594           27,805
  Interest expense                                   (65,418)         (67,999)
  Other income (expense)                                 (34)              28
  Rent income (net of expenses)                          490              865
  Realized gain on investments                        55,676                -
                                                    --------          -------

                                                      25,308          (39,301)
                                                    --------          -------

          Net income                                $133,768          172,028
                                                    ========          =======

                             QUAKER CAR WASH, INC.

                 Statements of Changes in Stockholders' Equity

                    Six months ended June 30, 1999 and 1998
                                  (Unaudited)


                                     Common Stock       Retained
                                       Paid-in          Earnings
                                       Capital          (Deficit)       Total
                                     ------------       ---------      -------
Balance at January 1, 1998           $      1,000         536,067      537,067

  Net income                                    -         172,028      172,028
                                     ------------       ---------      -------

Balance at June 30, 1998                    1,000         708,045      709,095
                                     ============       =========      =======



Balance at January 1, 1999           $      1,000         854,603      855,603

  Net income                                    -         133,768      133,768
                                     ------------       ---------      -------

Balance at June 30, 1999             $      1,000         988,371      989,371
                                     ============       =========      =======

                             QUAKER CAR WASH, INC.

                           Statements of Cash Flows

                    Six months ended June 30, 1999 and 1998
                                  (Unaudited)



                                                                  1999           1998
                                                                ---------      --------
Cash Flows from Operating Activities:
  Net income                                                    $ 133,768       172,028
                                                                ---------      --------
  Adjustments to reconcile net income to cash
    provided by operating activities:
      Depreciation                                                 26,235        26,040
      Interest accrued on note receivable                         (30,685)      (24,960)
  Changes in assets and liabilities:
    (Increase) in accounts receivable                              (6,121)       (6,237)
    Decrease in prepaid expenses                                        -         2,170
    Purchase of investments                                      (163,314)            -
    Sale of investments                                           253,154             -
    Increase in accounts payable                                    2,527         2,156
    Increase (decrease) in accrued expenses                           944        (8,934)
                                                                ---------      --------

          Total adjustments                                        82,740        (9,765)
                                                                ---------      --------

          Net cash provided by operating
            activities                                            216,508       162,263
                                                                ---------      --------


Cash Flows from Investing Activities:
    Additions to notes receivable                                 (35,000)     (110,000)
    Purchase of property, plant and equipment                           -       (12,064)
                                                                ---------      --------

          Net cash (used) by investing activities                 (35,000)     (122,064)
                                                                ---------      --------

                                                                  1999            1998
                                                                ---------        -------
Cash Flows from Financing Activities:
  Proceeds from short-term debt                                    90,410              -
  Repayments of short-term debt                                  (306,520)       (27,242)
                                                                ---------        -------

          Net cash (used) by financing
            activities                                           (216,110)       (27,242)
                                                                ---------        -------


Net increase (decrease) in cash and cash equivalents              (34,602)        12,957

Cash and cash equivalents at beginning of year                    105,304         69,505
                                                                ---------        -------

Cash and cash equivalents at end of period                      $  70,702         82,462
                                                                =========        =======


Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:
    Interest                                                    $  71,928         65,266
                                                                =========        =======

                             QUAKER CAR WASH, INC.

             Selected Information - substantially all disclosures required by generally accepted accounting principles are not included.

                            June 30, 1999 and 1998
                                  (Unaudited)


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     Nature of Operations
     --------------------

     The accompanying financial statements include the accounts of Quaker Car Wash, Inc. Management believes that the presentation of financial statements for the Company is appropriate based upon the agreement to sell substantially all of the Company's operating assets as discussed in Note 2.

     Quaker Car Wash, Inc. owns and operates a car wash in Lubbock, Texas. The car wash provides a range of services which include full service car wash, gasoline sales and a custom detail shop.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  Commitments
     -----------

     On September 13, 1999, Quaker Car Wash, Inc. sold substantially all of the Company's operating assets to Mace Securities International, Inc. for $2,905,000 as follows:

      Mace Securities International stock                          $  1,850,000
      Assumption of debt                                              1,000,000
      Cash                                                               55,000
                                                                   ------------
                                                                   $  2,905,000
                                                                   ============

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     AND THE SIX MONTHS ENDED JUNE 30, 1999


The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to (i) the acquisition on May 17, 1999 of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") by Mace Security International, Inc. (the "Registrant" or "Mace") for total consideration paid by Mace of approximately $15.1 million; (ii) the acquisition of substantially all of the assets of Genie Car Wash, Inc. of Austin, Genie Car Care Center, Inc., and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers") for total consideration of approximately $11,750,000; (iii) the acquisition of the stock of American Wash Services, Inc. ("AWS") from Louis D. Paolino, Jr. and Red Mountain Holdings, Ltd. for total consideration of approximately $8,153,000; (iv) the acquisition of substantially all of the assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") for total consideration of approximately $3,744,000; (v) the acquisition of the stock of Innovative Control Systems, Inc. ("ICS") for total consideration of approximately $5 million; (vi) the acquisition of the stock of 50's Classic Car Wash of Lubbock, Inc. and CRCD, Inc. (collectively "50's Classic") for total consideration of approximately $820,000; and (vii) the acquisition of substantially all of the assets of Quaker Car Wash, Inc. ("Quaker") for total consideration of approximately $2,895,000. The ICS and 50's Classic business combinations were accounted for using the pooling of interests method, and as a result, no material pro forma adjustments were deemed necessary to reflect the results of operations on a consolidated basis for this business combination.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 gives effect to the aforementioned transactions as if the transactions had occurred on January 1, 1998. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Mace Security International, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Mace Security International, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Mace Security International, Inc. as of December 31, 1998 and for each of the three years in the period then ended and the historical financial statements of Quaker appearing elsewhere in this filing.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1998
           (Dollars in thousands, except shares and per share data)


                                                                    Colonial Full                   American       Stephen Bulboff
                                                Mace Security        Service Car       Genie          Wash         and Stephen B.
                                             International, Inc.      Wash, Inc.      Car Wash    Services, Inc.   Properties, Inc.
                                             -------------------    -------------     --------    --------------   ----------------
Net sales                                    $             2,404    $      10,697     $  6,553    $          645   $          1,288
Cost of sales                                              1,230            9,248        4,708               453                603





Selling, general and administrative                        1,719              955        1,914               126                297

                                             -------------------    -------------     --------    --------------   ----------------

        Operating (loss) income                             (545)             494          (69)               66                388

Other income (expense):
     Interest income                                         137                -            5                 -                  -
     Interest expense                                        (95)            (528)           -                 -               (211)
     Other income                                            221               53            6                 -                  -
                                             -------------------    -------------     --------    --------------   ----------------

(Loss) income from operations before
     income tax expense                                     (282)              19          (58)               66                177
Income tax expense                                            (4)             (19)           -               (16)                 -
                                             -------------------    -------------     --------    --------------   ----------------

Net (loss) income                            $              (286)   $           -     $    (58)   $           50   $            177
                                             ===================    =============     ========    ==============   ================

Net (loss) income per common share:          $             (0.04)
                                             ===================

Weighted average number of
     common shares outstanding                         6,987,127
                                             ===================

                                              Innovative      50's Car Wash of
                                               Control        Lubbock, Inc. and    Quaker Car    Pro Forma           Pro Forma
                                             Systems, Inc.        CRCD, Inc.       Wash, Inc.   Adjustments         Consolidated
                                             -------------    -----------------    ----------   -----------         ------------
Net sales                                    $       2,029    $             780    $    1,150   $         -         $     25,546
Cost of sales                                        1,206                  437           432          (297)  (1)         18,002
                                                                                                         79   (2)
                                                                                                        (32)  (7)
                                                                                                        (59)  (8)
                                                                                                         (6)  (9)

Selling, general and administrative                    944                  210           369          (569)  (4)          5,605
                                                                                                       (360)  (5)
                                             -------------    -----------------    ----------   -----------         ------------

        Operating (loss) income                       (121)                 133           349         1,244                1,939

Other income (expense):
     Interest income                                     -                    -            61             -                  203
     Interest expense                                  (30)                 (61)         (141)         (380)  (6)         (1,446)
     Other income                                        -                    5            50             -                  335
                                             -------------    -----------------    ----------   -----------         ------------

(Loss) income from operations before
     income tax expense                               (151)                  77           319           864                1,031
Income tax expense                                       -                   -              -          (300) (10)           (339)
                                             -------------    -----------------    ----------   -----------         ------------

Net (loss) income                            $        (151)   $              77    $      319   $       564         $        692
                                             =============    =================    ==========   ===========         ============

Net (loss) income per common share:                                                                                 $       0.06
                                                                                                                    ============

Weighted average number of
     common shares outstanding                                                                                        11,199,696 (3)
                                                                                                                    ============

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Six Months Ended June 30, 1999
           (Dollars in thousands, except shares and per share data)

                                                                    Colonial Full                  American        Stephen Bulboff
                                                Mace Security        Service Car      Genie          Wash          and Stephen B.
                                             International, Inc.      Wash, Inc.     Car Wash    Services, Inc.    Properties, Inc.
                                             -------------------    -------------    --------   ---------------    ----------------
Net sales                                    $             4,087    $       4,050    $  2,748   $     1,143        $         799
Cost of sales                                              2,516            3,239       2,004           713                  409





Selling, general and administrative                        1,569              741         870           430                  217

Restructuring and change in control charges                1,519                -           -             -                    -
                                             -------------------    -------------    --------   -----------        ----------------

        Operating (loss) income                           (1,517)              70        (126)            -                  173

Other income (expense):
     Interest expense, net                                   (27)            (191)          1             -                 (157)
     Other income (expense)                                  (16)              23           5             -                    -
                                             -------------------    -------------    --------   -----------        ----------------

(Loss) income
     before income tax expense                            (1,560)             (98)       (120)            -                   16
Income tax expense (benefit)                                (350)               -           -             -                    -
                                             -------------------    -------------    --------   -----------        ----------------

Net (loss) income                            $            (1,210)   $         (98)   $   (120)  $         -        $          16
                                             ===================    =============    ========   ===========        ================

Net loss per common share                    $             (0.16)
                                             ===================

Weighted average number of
     common shares outstanding                         7,454,292
                                             ===================

                                              Innovative       50's Car Wash
                                               Control        of Lubbock, Inc.   Quaker Car   Pro Forma           Pro Forma
                                             Systems, Inc.     and CRCD, Inc.    Wash, Inc.   Adjustments       Consolidated
                                             -------------    ----------------   ----------   -----------       ------------
Net sales                                    $       1,613    $           397    $      507   $         -       $     15,344
Cost of sales                                          970                233           287          (119) (1)        10,204
                                                                                                       48  (2)
                                                                                                      (62) (7)
                                                                                                      (31) (8)
                                                                                                       (3) (9)

Selling, general and administrative                    521                124           112          (232) (4)         4,157
                                                                                                     (195) (5)
Restructuring and change in control charges              -                  -                                          1,519
                                             -------------    ---------------    ----------   -----------       ------------

        Operating (loss) income                        122                 40           108           594               (536)

Other income (expense):
     Interest expense, net                             (21)               (27)          (31)         (144) (6)          (597)
     Other income (expense)                            (13)                 4            56             -                 59
                                             -------------    ---------------    ----------   -----------       ------------

(Loss) income
     before income tax expense                          88                 17           133           450             (1,074)
Income tax expense (benefit)                             -                  -             -             -               (350)
                                             -------------    ---------------    ----------   -----------       ------------

Net (loss) income                            $          88    $            17    $      133   $       450       $       (724)
                                             =============    ===============    ==========   ===========       ============

Net loss per common share                                                                                       $      (0.06)
                                                                                                                ============

Weighted average number of
     common shares outstanding                                                                                    11,238,305  (3)
                                                                                                                ============

Notes to Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1998 has been adjusted to reflect the following:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1998, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1998, net of historical depreciation and amortization expense of Genie.

(3) For purpose of determining pro forma earnings per share, the issuance of 1,251,000, 533,333, 628,362, 860,000, 603,721, 91,677 and 236,876 shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff, ICS, 50's Classic and Quaker were assumed to be outstanding from January 1, 1998 by Mace.

(4) To eliminate intercompany administrative charges of $569,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $360,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $380,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1998, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1998, net of historical depreciation and amortization expense of Bulboff.

(9) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Quaker had been completed on January 1, 1998, net of historical depreciation and amortization expense of Quaker.

(10) The Company's pro forma tax provision reflects an effective tax rate of 30% considering federal and state income taxes and the effect of certain non-deductible costs principally related to acquisitions consummated and federal and state net operating loss carryforwards.

The Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 1999 has been adjusted to reflect the following:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(3) For purpose of determining pro forma earnings per share, the weighted effect of the issuance of 1,251,000, 533,333, 628,362, 860,000, 603,721,
     91,677 and 236,876 shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff, ICS, 50's Classic and Quaker were assumed to be outstanding from January 1, 1999 by Mace.

(4) To eliminate intercompany administrative charges of $232,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $195,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $144,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1999, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1999, net of historical depreciation and amortization expense of Bulboff.

(9) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Quaker had been completed on January 1, 1998, net of historical depreciation and amortization expense of Quaker.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              As of June 30, 1999
                            (Dollars in thousands)

                                                                    American             Stephen Bulboff           Innovative
                                          Mace Security               Wash                and Stephen B.             Control
                                        International, Inc.        Services, Inc.        Properties, Inc.          Systems, Inc.
                                        -------------------     -------------------     -------------------     -------------------
ASSETS
Current assets:
   Cash and cash equivalents                    $     6,061             $        70             $        48             $        33


   Accounts receivable, net                           1,099                       2                       -                     281
    Inventories                                       1,790                      36                      15                     401
    Deferred income taxes                               714                       -                       -                       -
    Prepaid expenses and other                          811                     113                     104                      69
                                                -----------             -----------             -----------             -----------
        Total current assets                         10,475                     221                     167                     784

    Net assets of discontinued operations               245                       -                       -                       -
    Property and equipment, net                      21,247                   3,888                   1,132                      81



    Intangibles, net                                  5,457                       -                       -                     126


    Other assets                                      1,770                   1,424                       -                       -

                                                -----------             -----------             -----------             -----------
        Total Assets                            $    39,194             $     5,533             $     1,299             $       991
                                                ===========             ===========             ===========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable                            $     1,243             $       376             $        60             $       326
    Accrued expenses                                  2,325                     129                      11                     401
    Current portion of long term debt                10,066                     161                   2,140                     732

                                                -----------             -----------             -----------             -----------
    Total current liabilities                        13,634                     666                   2,211                   1,459

Deferred income taxes                                 1,412                      16                       -                       -
Long term debt, less current portion                    939                       -                       -                      27
Other long term liabilities                                                       -                       -                       -
                                                -----------             -----------             -----------             -----------
        Total liabilities                            15,985                     682                   2,211                   1,486

Commitments and contingencies

Stockholders' equity:
        Common stock                                     96                       -                      12                       -



    Additional paid-in capital                       28,549                   4,800                       -                     770



    Treasury stock                                      (52)                      -                       -                       -
    (Accumulated deficit) retained earnings          (5,384)                     51                    (924)                 (1,265)

                                                -----------             -----------             -----------             -----------

        Total stockholders' equity                   23,209                   4,851                    (912)                   (495)
                                                -----------             -----------             -----------             -----------

        Total liabilities and
            stockholders' equity                $    39,194             $     5,533             $     1,299             $       991
                                                ===========             ===========             ===========             ===========

                                         50's Car Wash of
                                         Lubbock, Inc. and          Quaker Car              Pro Forma               Pro Forma
                                             CRCD, Inc.             Wash, Inc.             Adjustments             Consolidated
                                        -------------------     -------------------     -------------------     -------------------
ASSETS
Current assets:
    Cash and cash equivalents                   $        11             $        70             $    (4,688) (1)        $       492
                                                                                                     (1,113) (3)

    Accounts receivable, net                              2                      13                     (13) (3)              1,384
    Inventories                                          12                       8                      (8) (3)              2,254
    Deferred income taxes                                 -                       -                       -                     714
    Prepaid expenses and other                            -                       4                      (4) (3)              1,097
                                                -----------             -----------             -----------             -----------
        Total current assets                             25                      95                  (5,826)                  5,941

    Net assets of discontinued operations                 -                       -                                             245
    Property and equipment, net                         678                     731                   2,312  (1)             33,935
                                                                                                      2,527  (2)
                                                                                                      1,339  (3)

    Intangibles, net                                      -                       -                     991  (1)              7,087
                                                                                                        513  (3)

    Other assets                                          -                   1,506                  (1,506) (3)              3,194
                                                -----------             -----------             -----------             -----------
        Total Assets                            $       703             $     2,332             $       350             $    50,402
                                                ===========             ===========             ===========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable                            $        17             $        15             $       (15) (3)        $     2,022
    Accrued expenses                                     15                      14                     138  (3)              3,033
    Current portion of long term debt                    41                      54                    (240) (2)             12,900
                                                                                                        (54) (3)
                                                -----------             -----------             -----------             -----------
    Total current liabilities                            73                      83                    (171)                 17,955

Deferred income taxes                                     -                       -                       -                   1,428
Long term debt, less current portion                    567                   1,260                  (1,260) (3)              1,533
Other long term liabilities                               -                       -                   2,114  (1)              2,114
                                                -----------             -----------             -----------             -----------
        Total liabilities                               640                   1,343                     683                  23,030

Commitments and contingencies

Stockholders' equity:
        Common stock                                      2                       1                       6  (1)                117
                                                                                                         (1) (2)
                                                                                                          1  (3)

    Additional paid-in capital                           78                       -                  (3,454) (1)             33,973
                                                                                                      1,844  (2)
                                                                                                      1,386  (3)

    Treasury stock                                        -                       -                       -                     (52)
    (Accumulated deficit) retained earnings             (17)                    988                     (51) (1)             (6,666)
                                                                                                        924  (2)
                                                                                                       (988) (3)
                                                -----------             -----------             -----------             -----------

        Total stockholders' equity                       63                     989                    (333)                 27,372
                                                -----------             -----------             -----------             -----------

        Total liabilities and
            stockholders' equity                $       703             $     2,332             $       350             $    50,402
                                                ===========             ===========             ===========             ===========

Notes to Unaudited Pro Forma Consolidated Balance Sheet Adjustments

The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999 has been adjusted to reflect the following:

(1) On March 26, 1999, the Company entered into a merger agreement for the pending acquisitions of all the outstanding stock of American Wash Services, Inc. for total cash consideration to be paid by Mace Security International, Inc. of $4,688,000 and the issuance of 628,362 unregistered shares of Mace common stock. Additionally, Mace will issue to certain of new management assignable warrants to purchase 1,570,000 shares of common stock at a purchase price of $1.375 per share and warrants to purchase an additional 250,000 shares of common stock at a purchase price of $2.50 per share. The terms of the warrants are more fully described in the Merger Agreement. The acquisition is anticipated to be accounted for under the purchase method. Pursuant to the terms of the merger agreement, all property, equipment, other assets and working capital will be acquired and all liabilities will be assumed. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

      Property and equipment...................................    $7,191,000
      Current assets acquired..................................       221,000
      Other assets acquired....................................     1,424,000
      Other liabilities........................................      (682,000)
                                                                   ----------
                                                                   $8,154,000
                                                                   ==========

(2) On July 1, 1999, the Company, through a wholly owned subsidiary, acquired all of the car wash related assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") pursuant to the terms of a Real Estate and Asset Purchase Agreement dated March 8, 1999 for an aggregate purchase price of 1,060,000 unregistered shares of the Company's common stock, par value $.01 per share plus cash of $1,900,000 from working capital. Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating 10 full service car washes in Pennsylvania, Delaware and New Jersey. The acquisition is anticipated to be accounted for using the "purchase" method of accounting. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

      Property and equipment...................................     $3,659,000
      Current assets acquired..................................        167,000
      Other liabilities........................................        (82,000)
                                                                    ----------
                                                                    $3,744,000
                                                                    ==========

(3) On September 9, 1999, the Company acquired all of the car wash related assets of Quaker pursuant to the terms of a Car Wash Asset Purchase/Sale Agreement dated August 26, 1998 for an aggregate purchase price of $2,895,000 consisting of $1,850,000 worth of unregistered shares of the Company's common stock, valued at a strike price of $7.81 per share, and cash of $1,045,000 paid from working capital. Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating one full service car wash in Texas. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

      Property and equipment...................................         $2,070
      Other assets acquired....................................            513
      Other liabilities........................................           (152)
                                                                        ------
                                                                        $2,431
                                                                        ======

                                 EXHIBIT INDEX


Exhibit No.    Description
----------     -----------

23.1           Consent of D. Williams & Co., P.C.